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                                                       EXHIBIT 21



                                Exhibit 21

                        Subsidiaries of Tektronix, Inc.

                                                     Percentage of Voting
        Name of Subsidiary and                        Securities Owned by
   Jurisdiction in Which Organized                     Immediate Parent
   -------------------------------                   --------------------

Tektronix Ges.m.b.H. (Austria)                               100%
Tektronix GmbH (Germany)                                     100
Tektronix Canada Inc. (Canada)                               100
Tektronix Australia Pty. Limited (Australia)                 100
   Grass Valley Group Pty. Limited (Australia)               100
Tektronix (France)                                           100
Tektronix N.V. (Belgium)                                     100
Tektronix, S.A. de C.V. (Mexico)                             100
Tektronix A/S (Denmark)                                      100
Tektronix S.p.A. (Italy)                                     100
Tektronix Norge A/S (Norway)                                 100
Tektronix AB (Sweden)                                        100
Tektronix Oy (Finland)                                       100
Tektronix Industria e Comercio Ltda. (Brazil)                100
Tektronix Europe B.V. (The Netherlands)                      100
The Grass Valley Group, Inc. (California)                    100
   GVG International, Ltd. (California)                      100
   GVG Japan, Ltd. (Japan)                                   100
   Grass Valley International, Inc. (Guam)                   100
Tektronix International A.G. (Switzerland)                   100
   Tektronix Holland N.V.                                    100
      (The Netherlands)


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Page 2.  Exhibit 21


   Tektronix U.K. Limited                                    100%
      (England)
      GVG Limited (United Kingdom)                           100
   Bouwerij Heerenveen N.V.                                  100
      (The Netherlands)
Sony/Tektronix Corporation (Japan)                            50
Tektronix Espanola, S.A. (Spain)                             100
Tektronix Development Company (Oregon)                       100
Tektronix Foreign Sales Corporation (Guam)                   100
Tektronix China, Limited (Hong Kong)                         100
Tektronix Hong Kong, Limited (Hong Kong)                     100
Tektronix International, Inc. (Oregon)                       100
   Yangzhong Tektronix Electronic Instrument Co., Ltd.        70
       (China)
   Shanghai Tektronix Electronic Instrument Co., Ltd.         65
Tektronix Taiwan, Ltd. (Taiwan)                              100
Tektronix Properties, Inc. (Oregon)                          100
Tektronix Federal Systems, Inc. (Oregon)                     100
Tektronix Asia, Ltd. (Oregon)                                100
Colorado Data Systems, Inc. (Colorado)                       100
CAChe Scientific, Inc. (Oregon)                               70
Tektronix Singapore Pte Ltd  (Singapore)                     100
Tektronix Components Corporation (Oregon)                    100
Tektronix Sales and Marketing Company (Oregon)               100
Tektronix Korea, Ltd. (Korea)                                100